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                                                                    EXHIBIT 23.1

                     CONSENT OF THE INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 10, 2000, relating to the financial statements of Playboy.com, Inc. and our report dated April 10, 2000, relating to the financial statements of Rouze Media, Inc. which appear in such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP


Chicago, Illinois
April 10, 2000